Exhibit 32

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Kate W. Duchene, President and Chief Executive Officer of Resources Connection, Inc. (the “Company”), and Jennifer Ryu,  Executive Vice President and Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of their knowledge:

(i)      the Report on Form 10-Q of the Company for the quarter ended fiscal August 29, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KATE W. DUCHENE
Dated: October 8, 2020
Kate W. Duchene
President and Chief Executive Officer

/s/ JENNIFER RYU

Jennifer Ryu
Executive Vice President and Chief Financial Officer

The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.